Exhibit(j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Scudder MG Investments Trust on Form N-1A of our report dated November 24, 2004, relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of Micro Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 28, 2005

                                                                      Exhibit(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Scudder MG Investments Trust on Form N-1A ("Registration Statement") of our report dated December 29, 2004 relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Report to Shareholders of the Scudder Fixed Income Fund for Classes A, B, C, R, Investment and Institutional, Scudder Short Duration Fund for Classes A, B, C and Institutional and Scudder High Income Plus Fund for Classes Investment, Institutional and Premier, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 1, 2005